Exhibit 1

                    JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of statements on
Schedule 13D (including amendments thereto) with respect to the beneficial onwership of shares of common stock of Wherehouse Entertainment, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 10th day of September, 1997.


                              A&M INVESTMENT ASSOCIATES #3, LLC

                              By:  /s/ Bryan P. Marsal

                                   Bryan P. Marsal
                              Title: Manager


                              A&M INVESTMENT ASSOCIATES #4, LLC

                              By:  /s/ Bryan P. Marsal

                                   Bryan P. Marsal
                              Title: Manager


                              ANTONIO C. ALVAREZ, II

                              By:  /s/ Antonio C. Alvarez, II

                                   Antonio C. Alvarez, II


                              BRYAN P. MARSAL

                              By:  /s/ Bryan P. Marsal

                                   Bryan P. Marsal



             [Joint Filing Agreement for Schedule 13D with respect to Wherehouse Entertainment, Inc.]


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